As filed with the Securities and Exchange Commission on November 24, 2020.

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

APARTMENT INCOME REIT CORP.

(Exact name of registrant as specified in its charter)

Maryland	84-1299717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4582 South Ulster Street, Suite 1700 Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(303) 757-8101

With copies to:

Joseph A. Coco, Esq. and Blair T. Thetford, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000	P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

APARTMENT INCOME REIT CORP.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

The below information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference herein.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation,” “Description of Financing and Material Indebtedness,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Our Relationship with Aimco Following the Separation” “U.S. Federal Income Tax Considerations,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary Historical Consolidated and Unaudited Pro Forma Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Statements,” “Selected Historical Consolidated Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business and Properties.” Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Security Ownership of Certain Beneficial Owners and Management.” Those sections are incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Our Relationship with Aimco Following the Separation.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business and Properties—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Separation,” “Dividend Policy,” “Management,” “Description of AIR’s Capital Stock,” and “Description of AIR OP Partnership Units and Summary of AIR OP Partnership Agreement.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Separation,” “Description of AIR’s Capital Stock,” and “Description of AIR OP Partnership Units and Summary of AIR OP Partnership Agreement.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Separation,” and “Description of AIR’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of AIR’s Capital Stock— Limitation of Liability and Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Summary Historical Consolidated and Unaudited Pro Forma Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Statements,” “Selected Historical Consolidated Financial Data,” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Consolidated Financial Statements” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1†*	Form of Separation and Distribution Agreement, by and among Apartment Investment Management Company, Aimco OP L.P., Apartment Income REIT Corp. and AIMCO Properties, L.P.

3.1**	Form of Amended and Restated Articles of Incorporation of Apartment Income REIT Corp.

3.2**	Form of Articles Supplementary for Class A Preferred Stock of Apartment Income REIT Corp.

3.3**	Form of Articles Supplementary regarding Opt-Out from the Maryland Unsolicited Takeovers Act

3.4**	Form of Amended and Restated Bylaws of Apartment Income REIT Corp.

10.1*	Form of Sixth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.

10.2†**	Form of Master Services Agreement, by and among Apartment Investment Management Company, Aimco OP L.P., Apartment Income REIT Corp. and AIMCO Properties, L.P.

10.3†**	Form of Employee Matters Agreement, by and among Apartment Investment Management Company, Aimco OP L.P., Apartment Income REIT Corp. and AIMCO Properties, L.P.

10.4†**	Form of Master Leasing Agreement, by and between AIMCO Properties, L.P. and Aimco Development Company, LLC

10.5†**	Form of Property Management Agreement, by and between James-Oxford Limited Partnership and AIR Property Management Company, LLC

10.6†*	Form of Mezzanine Note Agreement, by and among Aimco REIT Sub, LLC, AIMCO/Bethesda Holdings, Inc. and AIMCO Properties, L.P.

10.7*	Form of 5.2% Secured Mezzanine Note, made by Aimco REIT Sub, LLC (included in Exhibit 10.6)

10.8‡**	Form of Apartment Income REIT Corp. Severance Policy

10.9‡**	Form of Apartment Income REIT Corp. 2007 Stock Award and Incentive Plan

10.10‡**	Form of Restricted Stock Agreement (2007 Stock Award and Incentive Plan)

10.11‡**	Form of Non-Qualified Stock Option Agreement (2007 Stock Award and Incentive Plan)

10.12‡**	Form of Apartment Income REIT Corp. 2020 Employee Stock Purchase Plan

10.13‡**	Form of Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan

10.14‡**	Form of Performance Restricted Stock Agreement (2020 Stock Award and Incentive Plan)

10.15‡**	Form of Restricted Stock Agreement (2020 Stock Award and Incentive Plan)

Exhibit Number	Exhibit Description

10.16‡**	Form of Non-Qualified Stock Option Agreement (2020 Stock Award and Incentive Plan)

10.17‡**	Form of LTIP Unit Agreement (2020 Stock Award and Incentive Plan)

10.18‡**	Form of Performance Vesting LTIP Unit Agreement (2020 Stock Award and Incentive Plan)

10.19‡**	Form of Non-Qualified Stock Option Agreement (2020 Stock Award and Incentive Plan)

10.20‡**	Form of Performance Vesting LTIP II Unit Agreement (2020 Stock Award and Incentive Plan)

21.1*	List of Subsidiaries of Apartment Income REIT Corp.

99.1*	Preliminary Information Statement of Apartment Income REIT Corp., subject to completion, dated November 24, 2020

99.2*	Form of Notice of Internet Availability of Information Statement Materials

*	Filed herewith.
**	Previously filed.
‡	Management contract or compensatory plan or arrangement.
†

Certain schedules or similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The company agrees to furnish supplemental copies of any of the omitted schedules or attachments upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

APARTMENT INCOME REIT CORP.

By:	/s/ Terry Considine
Name: Terry Considine
Title: Chief Executive Officer

Date: November 24, 2020